UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2018

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    212-852-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Twenty-First Century Fox, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on July 27, 2018. A brief description of the matters voted upon at the Special Meeting and the results of the voting on such matters is set forth below. At the Special Meeting, there were present, in person or by proxy, 934,777,529 shares of the Company’s class A common stock representing at least a majority of the 1,054,032,541 shares of the Company’s class A common stock outstanding and eligible to vote and 733,875,531 shares of the Company’s class B common stock representing at least a majority of the 798,520,953 shares of the Company’s class B common stock outstanding and eligible to vote, and together with the shares of the Company’s class A common stock present, representing at least a majority of shares of common stock outstanding and eligible to vote. This constituted a quorum for all matters to be presented at the Special Meeting.

Proposal 1: A proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, as it may be amended from time to time, by and among the Company, a Delaware corporation, The Walt Disney Company (“Disney”), a Delaware corporation, TWDC Holdco 613 Corp. (“New Disney”), a Delaware corporation and a wholly owned subsidiary of Disney, WDC Merger Enterprises I, Inc., a Delaware corporation and a wholly owned subsidiary of New Disney, and WDC Merger Enterprises II, Inc., a Delaware corporation and a wholly owned subsidiary of New Disney (referred to as the “combination merger proposal”) passed and was voted upon by shares of the Company’s class A common stock and class B common stock, voting as a single class, as follows:

For:	1,661,855,844
Against:	6,224,922
Abstain:	572,294

Proposal 2: A proposal to adopt the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, as it may be amended from time to time, by and between the Company and 21CF Distribution Merger Sub, Inc., a Delaware corporation (referred to as the “distribution merger proposal”) passed and was voted upon by shares of the Company’s class A common stock and class B common stock, voting as a single class, as follows:

For:	1,661,825,566
Against:	6,232,296
Abstain:	595,198

Proposal 3: A proposal to approve the amendment to the Restated Certificate of Incorporation of the Company (referred to as the “Company charter”) with respect to the hook stock shares as described in the certificate of amendment to the Company charter (referred to as the “Company charter amendment proposal”) passed and was voted upon by shares of the Company’s class B common stock as follows:

For:	733,498,705
Against:	122,279
Abstain:	254,547

Proposal 4: In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the combination merger proposal, the distribution merger proposal or the Company charter amendment proposal (referred to as the “Company adjournment proposal”). The Company adjournment proposal was rendered moot in light of adoption of the combination merger proposal, the distribution merger proposal and the Company charter amendment proposal.

Proposal 5: A proposal to approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the transactions and the agreements and understandings pursuant to which such compensation may be paid or become payable passed and was voted upon by shares of the Company’s class B common stock as follows:

For:	522,890,121
Against:	210,525,750
Abstain:	459,660

ITEM 8.01	OTHER EVENTS.

On July 27, 2018, the Company and Disney issued a joint press release announcing that, at separate special meetings, stockholders of the two companies approved all proposals related to Disney’s acquisition of the Company. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint press release issued by Twenty-First Century Fox, Inc. and The Walt Disney Company, dated July 27, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint press release issued by Twenty-First Century Fox, Inc. and The Walt Disney Company, dated July 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: July 27, 2018

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